FORM OF

FIRST AMENDMENT TO THE

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

This FIRST AMENDMENT dated June 28, 2024, amends the Amended and Restated Expense Limitation Agreement between The Hartford Mutual Funds, Inc. (“HMF”) and The Hartford Mutual Funds II, Inc. (“HMF II” and together with HMF, the “Companies”) and Hartford Funds Management Company, LLC (the “Adviser”), dated February 29, 2024 (the “Agreement”).

WHEREAS, the Companies and the Adviser entered into the Agreement to limit the total net annual operating expenses of the series of HMF and HMF II listed on Schedule A, Schedule B, and Schedule C to the Agreement;

WHEREAS, the Agreement limits the total net annual operating expenses for share classes A, C, I, Y, F, R3, R4, R5, and R6 of Hartford Emerging Markets Equity Fund and share classes A, C, I, Y, F, R3, R4, R5, and R6 of The Hartford Conservative Allocation Fund and such expense limitation arrangements are set to expire on February 28, 2025;

WHEREAS, the Board of Directors of HMF (the “Board”) approved to reduce the current expense limitation arrangement for share class I of Hartford Emerging Markets Equity Fund, effective July 1, 2024, through February 28, 2025;

WHEREAS, the Board approved to reduce the current expense limitation arrangements for share classes A, C, I, F, and R6 of The Hartford Conservative Allocation Fund, effective upon the closing of the reorganization of Hartford AARP Balanced Retirement Fund into The Hartford Conservative Allocation Fund (the “Reorganization”), through February 28, 2026;

WHEREAS, the Board approved to extend the term of the current expense limitation arrangements for share classes Y, R3, R4, and R5 of The Hartford Conservative Allocation Fund, effective upon the closing of the Reorganization, through February 28, 2026; and

WHEREAS, the Companies and the Adviser wish to amend the Agreement as described above;

NOW, THEREFORE, the Companies and the Adviser hereby agree as follows:

1.	The following is added as new Section 4:

For the period effective July 1, 2024, through February 28, 2025, the Adviser hereby agrees to reimburse Fund expenses to the extent necessary to limit the total net annual operating expenses, exclusive of “Excluded Expenses,” as that term is defined under Section 6, to not exceed the specified amount for the class of shares of the Fund listed on Schedule D.

2.	The following is added as new Section 5:

For the period effective upon the closing of the Reorganization, through February 28, 2026, the Adviser hereby agrees to reimburse Fund expenses to the extent necessary to limit the total net annual operating expenses, exclusive of “Excluded Expenses,” as that term is defined under Section 6, to not exceed the specified amount for the class of shares of the Fund listed on Schedule E.

3.	Sections 4 through 9 are renumbered Sections 6 through 11 and all cross references to such sections are revised accordingly.

4.	Effective July 1, 2024, Hartford Emerging Markets Equity Fund is removed from Schedule A.

5.	Effective July 1, 2024, the following is added as Schedule D:

SCHEDULE D

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)

Hartford Emerging Markets Equity Fund	Class A: 1.45% Class C: 2.20% Class I: 1.16% Class Y: 1.10% Class F: 0.98% Class R3: 1.70% Class R4: 1.45% Class R5: 1.15% Class R6: 0.98%

6.	Effective upon the closing of the Reorganization, The Hartford Conservative Allocation Fund is removed from Schedule A.

7.	Effective upon the closing of the Reorganization, the following is added as Schedule E:

SCHEDULE E

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)

The Hartford Conservative Allocation Fund	Class A: 1.13% Class C: 1.89% Class I: 0.84% Class Y: 0.84% Class F: 0.73% Class R3: 1.44% Class R4: 1.14% Class R5: 0.84% Class R6: 0.73%

8.	All other terms of the Agreement remain in effect.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

THE HARTFORD MUTUAL FUNDS, INC.

By: __________________________
Name: Thomas R. Phillips
Title: Secretary and Vice President

THE HARTFORD MUTUAL FUNDS II, INC.

By: __________________________
Name: Thomas R. Phillips
Title: Secretary and Vice President

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By: __________________________
Name: Gregory A. Frost
Title: Chief Financial Officer

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